UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2014

Conversant, Inc.
(Exact Name of Registrant as Specified in its Charter)

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Delaware (State or Other Jurisdiction of Incorporation)	001-31357 (Commission File Number)	77-0495335 (I.R.S. Employer Identification No.)

30699 Russell Ranch Road, Suite 250 Westlake Village, California (Address of Principal Executive Offices)	91362 (Zip Code)

Registrant's telephone number including area code: (818) 575-4500

 Not Applicable
(Former Name or former address, if changed since last report)

______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note.

On December 10, 2014, Conversant, Inc., a Delaware corporation ("Conversant") was acquired by Alliance Data Systems Corporation ("Alliance Data") pursuant to the Agreement and Plan of Merger, dated as of September 11, 2014 (the "Merger Agreement"), by and among Conversant, Alliance Data and Amber Sub LLC ("Merger Sub"), a direct wholly owned subsidiary of Alliance Data.  Pursuant to the Merger Agreement, Conversant merged with and into Merger Sub, with Merger Sub continuing as the surviving corporation and a wholly owned subsidiary of Alliance Data (the "Merger").  Merger Sub has been renamed Conversant LLC.

Item 1.02.                          Termination of Material Definitive Agreement.

On December 8, 2014, in connection with the completion of the Merger and as required by the terms of the Merger Agreement, Conversant terminated the Second Amended and Restated Credit Agreement, dated as of August 19, 2013 (as amended, restated, supplemented or otherwise modified from time to time), among Conversant, Wells Fargo Bank, National Association, as Administrative Agent, L/C Issuer and Swing Line Lender, and the lenders from time to time party thereto.

Item 2.01                          Completion of Acquisition or Disposition of Assets.

The information set forth under Item 5.01 of this Current Report on Form 8-K is incorporated into this Item 2.01 by reference.

Item 3.01                          Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the closing of the Merger, on December 10, 2014, Conversant notified The NASDAQ Stock Market ("NASDAQ") of the effectiveness of the Merger, pursuant to which each outstanding share of Conversant's common stock, par value $0.001 per share ("Conversant Common Stock"), was converted into the right to receive the Merger Consideration (as defined below). Trading of Conversant Common Stock on NASDAQ was suspended before the opening of trading on December 10, 2014.  Conversant requested that NASDAQ file with the Securities and Exchange Commission (the "SEC") an application on Form 25 to delist and deregister Conversant Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended.  The information set forth under Item 3.03 of this Current Report on Form 8-K is incorporated into this Item 3.01 by reference.

Item 3.03                          Material Modification to Rights of Security Holders.

Effective as of the closing of the Merger, each outstanding share of Conversant Common Stock (other than shares owned or held in treasury by Conversant or owned by Alliance Data, Merger Sub or any direct or indirect wholly owned subsidiary of Conversant, which shares were cancelled) was exchanged in the Merger for consideration consisting of, at the election of each stockholder, (i) a combination of (x) 0.07037 shares of Alliance Data common stock and (y) $15.14 in cash (which is an amount in cash such that, based on the 15-day volume weighted average price of Alliance Data common stock as of the close of trading on December 8, 2014, which was $282.2264, the total consideration per share equals $35.00) (the "Base Consideration"); (ii) 0.124014  shares of Alliance Data common stock (a "Stock Election"); or (iii) an amount in cash equal to $35.00 (a "Cash Election"), in each case subject to the terms and conditions contained in the Merger Agreement and in the case of a Stock Election or Cash Election, subject to pro ration amongst electing stockholders such that the aggregate amount of cash paid and the aggregate number of shares of Alliance common stock issued in the Merger is the same that would be paid and issued if each share of Conversant Common Stock had been converted into the Base Consideration (the "Merger Consideration").  Pursuant to the Merger Agreement, if the aggregate consideration to be paid to any holder of Conversant Common Stock would result in such holder receiving a fractional share of Alliance Data common stock, cash will be paid in lieu of such fractional share.  The cash component of the Merger Consideration was funded by Alliance Data with borrowings under a Credit Agreement, dated as of July 10, 2013, with Wells Fargo Bank, N.A., as administrative agent, and various other agents and lenders, as amended.  The parties have determined that the Merger is structured as a forward merger for tax considerations.  For additional information regarding the tax consequences resulting from the Merger, see the section entitled "Material U.S. Federal Income Tax Consequences" in the proxy statement/prospectus filed by Alliance Data pursuant to Rule 424(b)(3) on November 4, 2014.

At the effective time of the Merger, the outstanding equity awards of Conversant were treated as follows:

•
Each award of restricted stock that remained unvested at the closing of the Merger was converted into restricted stock, on the same terms and conditions as were applicable to such restricted stock award immediately prior to the Merger, in respect of the number of shares of Alliance Data common stock, rounded down to the nearest whole share, determined by multiplying the number of shares of Conversant Common Stock subject to such restricted stock award by 0.124014; and

•
Each outstanding option was converted into an option to purchase, on the same terms and conditions as were applicable to such option immediately prior to the Merger, a number of shares of Alliance Data common stock, rounded down to the nearest whole share, determined by multiplying the number of shares of Conversant Common Stock subject to the existing option by 0.124014, at an exercise price per share of Alliance Data common stock, rounded up to the nearest whole cent, equal to the per-share exercise price for the shares of Conversant Common Stock otherwise purchasable pursuant to such option immediately prior to the Merger divided by 0.124014.

As described above, effective as of the date of closing of the Merger, stockholders of Conversant were entitled to elect to receive, for each share of Conversant Common Stock held by such stockholder, either the Base Consideration, a Cash Election or a Stock Election.  The election deadline was 5:00 p.m. New York City time on December 8, 2014.  Stockholders who did not make a timely election automatically received the Base Consideration at the effective time of the Merger.

The foregoing description of the Merger and the Merger Agreement is not complete and is qualified in its entirety by reference to the Merger Agreement, which was filed as Exhibit 2.1 to Conversant's Current Report on Form 8-K filed with the SEC on September 11, 2014, and is incorporated herein by reference.

Item 5.01                          Changes in Control of Registrant.

On December 10, 2014, Alliance Data consummated the acquisition of Conversant through the merger of Conversant with and into Merger Sub, with Merger Sub continuing as the surviving corporation and a wholly owned subsidiary of Alliance Data.

The information set forth in Item 5.02 of this Current Report on Form 8-K is incorporated into this Item 5.01 by reference.

In connection with the Merger, Alliance Data paid a total of approximately $991.5 million in cash and issued approximately 4,608,630 shares of Alliance Data common stock to former stockholders of Conversant, and will grant equity awards  representing approximately 231,354 shares of Alliance Data common stock in respect of the Conversant equity awards converted into Alliance Data equity awards in the Merger. The estimates provided herein are based on the number of shares of Conversant Common Stock and equity awards outstanding as of December 9, 2014. The actual cash paid, shares issued and equity awards granted may vary from this estimate depending on the number of shares of Conversant Common Stock and equity awards ultimately determined to be outstanding immediately prior to the effective time of the Merger.

The foregoing description of the Merger and the Merger Agreement is not complete and is qualified in its entirety by reference to the Merger Agreement, which was filed as Exhibit 2.1 to Conversant's Current Report on Form 8-K filed with the SEC on September 11, 2014, and is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Merger, the officers and directors of Conversant prior to the Merger ceased to serve as directors and officers of Conversant and did not continue as directors and officers of the surviving corporation.  Following the effective time of the Merger, the officers and managers of Merger Sub became the officers and managers of the surviving corporation and will continue to serve as such until the death, resignation, removal or replacement of such persons as provided by law and the certificate of incorporation and bylaws of the surviving corporation.

Item 5.03	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the Merger Agreement, at the effective time, the certificate of formation of Merger Sub, as in effect immediately prior to the effective time, became the certificate of formation of the surviving corporation, except that the name of the surviving company was changed to Conversant LLC.  In connection with the consummation of the Merger, the limited liability company agreement of Merger Sub, as in effect immediately prior to the effective time, became the limited liability company agreement of the surviving corporation, except that the name of the surviving company was changed to Conversant LLC.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On December 9, 2014, Conversant held a special meeting of its stockholders in connection with the Merger.  At the meeting, the stockholders present in person or by proxy voted on the matters described below.

1.            Stockholders approved a proposal to adopt the Merger Agreement, based on the following votes:

Votes For	Votes Against	Votes Abstained
51,097,367	45,105	218,479

2.	Stockholders approved, on an advisory (non-binding) basis, a proposal to approve the compensation that may be paid or become payable to Conversant's named executive officers that is based on or otherwise relates to the merger, based on the following votes:

Votes For	Votes Against	Votes Abstained
47,599,146	1,878,806	1,882,999

3.	Stockholders approved a proposal to approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies in favor of Proposals No. 1 and 2, based on the following votes:

Votes For	Votes Against	Votes Abstained
46,801,685	4,323,209	236,057

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONVERSANT LLC (as successor to Conversant, Inc.)

	By:	/s/ Jeanette Fitzgerald
Jeanette Fitzgerald
Vice President and Secretary

Date: December 10, 2014